UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 3, 2006

GigaBeam Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-50985	20-0607757
(Commission File Number)	(IRS Employer Identification No.)

470 Springpark Place, Suite 900, Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(571) 283-6200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On February 3, 2006, the Compensation Committee of the Board of Directors of GigaBeam Corporation (the “Company”) approved a nominal increase not to exceed five percent (5%) in the annual base compensation to certain of its executive officers resulting in annual base compensation, effective as of January 1, 2006, as follows: (1) $210,000 for Thomas P.Wetmore, Senior Vice President, Sales and Marketing; (2) $204,750 for John Krzywicki, Vice President Marketing, Strategy and Business Development; (3) $199,500 for D. Duane Butler, Vice President Link Operations; (4) $194,250 for Don E. Peck, Vice President Engineering and Manufacturing; (5) $183,750 for Leighton Stephenson, Chief Financial Officer and Vice President of Finance and Administration; and (6) $178,500 for Caroline Kahl, Vice President, Corporate Counsel and Secretary.

In addition, the Compensation Committee authorized the payment of a one-time discretionary cash bonus performance award for calendar year 2005 to certain employees, including the following executive officers: (1) $37,500 to Louis Slaughter, Chief Executive Officer; (2) $33,750 to Douglas Lockie, President and Chief Technical Officer; (3) $30,000 to Thomas P.Wetmore, Senior Vice President, Sales and Marketing; (4) $12,700 to John Krzywicki, Vice President Marketing, Strategy and Business Development; (5) $13,125 to Leighton Stephenson, Chief Financial Officer and Vice President of Finance and Administration; (6) $27,750 to Don E. Peck, Vice President Engineering and Manufacturing; (7) $28,500 to D. Duane Butler, Vice President Link Operations; and (8) $25,500 to Caroline Kahl, Vice President, Corporate Counsel and Secretary.

On the same day, the Compensation Committee established the potential bonus and performance goals for executive officers and certain other Company personnel for calendar year 2006 (the “2006 Bonus Plan”). The 2006 Bonus Plan provides for the payment of a cash bonus to the Company’s executive officers based upon (i) specified levels of revenue and net operating income/loss to be realized by the Company for the year 2006 and (ii) specified individual performance goals. The level of revenue and net operating income/loss achieved correspond to a bonus factor or multiplier used to calculate each executive officer’s bonus. The overall cash bonus is weighted differently for specified executive officers between revenue and net operating income/loss. No bonuses will be paid if the Company does not achieve at least $20,000,000 in revenue and corresponding projected net operating income/loss for 2006. In addition, each executive officer will be penalized a percentage of bonus to be realized for not achieving individual performance goals. Under the 2006 Bonus Plan, Mr. Butler is eligible for an additional cash bonus based upon achieving specified operating profit margins.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GigaBeam Corporation
(Registrant)

Date: February 9, 2006	By:	/s/ Caroline Baldwin Kahl
Caroline Baldwin Kahl
Vice President and Corporate Counsel